UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TraceGuard Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRACEGUARD TECHNOLOGIES, INC.
330 MADISON AVENUE, 9TH FLOOR
NEW YORK, NEW YORK 10017

September 28, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TraceGuard Technologies, Inc., a Nevada corporation (the “Company”), to be held on Friday, November 2, 2007, commencing at 10:00 a.m. Eastern Time at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174. The matters to be acted upon at that meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement, which accompany this letter. We request that you read these documents carefully.

We hope that you plan to attend the meeting. However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote. Please promptly mark, date and sign the enclosed proxy card and fax the completed proxy card to (775) 322-5623 or e-mail the completed proxy card in a “.pdf” data file to mary@natco.org, in each case followed by mailing (with appropriate postage affixed) of the originally completed proxy card in the enclosed envelope addressed to the Company’s transfer agent. You may, of course, attend the Annual Meeting of Stockholders and vote in person even if you have previously mailed your proxy card.

Sincerely,

DR. EHUD GANANI
Chairman of the Board of Directors

IT IS IMPORTANT THAT YOU MARK, DATE, SIGN AND
RETURN THE ACCOMPANYING PROXY CARD AS SOON AS
POSSIBLE.

TRACEGUARD TECHNOLOGIES, INC.
330 MADISON AVENUE, 9TH FLOOR
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 2, 2007

To the Stockholders of TraceGuard Technologies, Inc.:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the “Meeting”) of TraceGuard Technologies, Inc. (the “Company”) will be held on Friday, November 2, 2007, commencing at 10:00 a.m. Eastern Time at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174, to consider and act upon the following matters:

1.	The election of 3 directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	The ratification of the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.	The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Meeting is contained in the accompanying proxy statement. The close of business on September 6, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

DAVID BEN-YAIR
Secretary

New York, New York
September 28, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH STOCKHOLDER IS URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PLEASE FAX THE COMPLETED PROXY CARD TO (775) 322-5623 OR E-MAIL THE COMPLETED PROXY CARD IN A “.PDF” DATA FILE TO MARY@NATCO.ORG, IN EACH CASE FOLLWED BY MAILING (WITH APPROPRIATE POSTAGE AFFIXED) OF THE ORIGINALLY COMPLETED PROXY CARD IN THE ENCLOSED ENVELOPE ADDRESSED TO THE COMPANY’S TRANSFER AGENT.

TRACEGUARD TECHNOLOGIES, INC.
330 MADISON AVENUE, 9TH FLOOR
NEW YORK, NEW YORK 10017

PROXY STATEMENT

This proxy statement is furnished to the holders of common stock, par value $.001 per share (the “Common Stock”), of TraceGuard Technologies, Inc., a Nevada corporation (the “Company”), in connection with the solicitation by and on behalf of the Company’s board of directors (the “Board of Directors”) of proxies (the “Proxy” or “Proxies”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Friday, November 2, 2007, commencing at 10:00 a.m. Eastern Time at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The cost of preparing, assembling, printing, mailing and distributing the Notice of Annual Meeting of Stockholders, this proxy statement, Proxies and annual report on Form 10-KSB is to be borne by the Company. The Company may engage an independent proxy solicitor to assist in the distribution of proxy materials and the solicitation of votes. The Company also will reimburse brokers who are holders of record of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph, email or personal interview. The mailing date of this Proxy Statement is on or about September 28, 2007.

Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted FOR the election of all nominees named herein to serve as directors, and FOR the ratification of the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as the Company’s independent auditors for the fiscal year ending December 31, 2007.

It is important that your shares are represented at the Meeting, and, therefore, all stockholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged, as promptly as possible, to mark, date and sign the enclosed proxy card and to fax the completed proxy card to (775) 322-5623 or to e-mail the completed proxy card in a “.pdf” data file to mary@natco.org, in each case followed by mailing of the originally completed proxy card in the enclosed envelope addressed to the Company’s transfer agent. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to David Ben-Yair, the Secretary of the Company, at the address set forth above, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. If you hold your shares in “street name” you may revoke or change your vote by submitting new instructions to your broker or nominee.

OUTSTANDING VOTING SECURITIES, QUORUM AND VOTING REQUIREMENTS

The close of business on September 6, 2007, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. As of the Record Date, there were 38,108,543 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter to come before the Meeting.

A majority of the total number of shares of the Company’s Common Stock, issued and outstanding and entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business at the Meeting. Votes withheld in the election of directors, and abstentions and broker non-votes on any matter, are included in determining whether a quorum is present.

Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as director.

The ratification of the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as the Company’s independent auditors for the fiscal year ending December 31, 2007 requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on this proposal. Abstentions will be counted as “entitled to vote” on this proposal, yet not voted in favor, so they will have the effect of votes “against” the ratification. Broker non-votes, if any, will not be counted as “entitled to vote” on this proposal, so they will not have an effect on this vote.

Proposal 1
ELECTION OF DIRECTORS

The Company’s Board of Directors consists of 3 directors. The number of directors constituting the Board of Directors is subject to change by action of the stockholders, or by action of the Board of Directors, as provided in the Company’s bylaws. At the Meeting, stockholders will elect 3 directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received FOR the election of Dr. Ehud Ganani, Jack Hornstein and David Cohen (collectively, the “Nominees”) to serve as directors upon their nomination at the Meeting. All Nominees currently serve on the Board of Directors. Each Nominee has advised the Company of his willingness to serve as a director of the Company. In case any Nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

The current directors and current executive officers of the Company and TraceGuard Technologies Ltd., the Company’s wholly-owned subsidiary (the “Subsidiary”), their ages and present positions with the Company or the Subsidiary are as follows:

Name	Age	Position with the Company or the Subsidiary

Dr. Ehud Ganani	55	President, Chief Executive Officer, Director and Chairman of the Board of Directors of the Company and Chief Executive Officer of the Subsidiary
Jack Hornstein	60	Director of the Company
David Cohen	46	Director of the Company
Dr. Fredy Ornath	58	Chief Scientist of the Subsidiary
David Ben-Yair	36	Chief Financial Officer and Secretary of the Company and the Subsidiary
Gil Perlberg	47	Vice President of Product Management and Engineering of the Subsidiary

Information about Directors and Nominees

All of our directors are elected for a one-year term, and serve until the next subsequent annual meeting. Set forth below is certain information with respect to each of the Nominees.

DR. EHUD GANANI, 55, has been a director and the Chairman of the Board of Directors of the Company since August 2005 and has been the President and Chief Executive Officer of the Company since February 2006. Dr. Ganani is also the Chief Executive Officer of the Subsidiary since February 2006. Prior to that, Dr. Ganani was the Chief Executive Officer of IMI (Israeli Military Industries) from 2002 to 2005. IMI is an Israeli government owned company, employing over 3,000 people. Prior to that, Dr. Ganani worked for 28 years with RAFAEL, an Israeli military technology company. During his tenure with RAFAEL, Dr. Ganani assumed positions as Vice President of Marketing & Business Development and, for 5 years, as the representative of RAFAEL in Washington, D.C. During his term in Washington, D.C., Dr. Ganani oversaw contracts with U.S. defense contractors and various U.S. government agencies. Dr. Ganani received his MSc and DSc in Chemical Engineering from Washington University in St. Louis, Missouri. Prior to that, Dr. Ganani completed his BSc degree (with honors) in Chemical Engineering at the Technion, a technical university in Israel (the “Technion”). Dr. Ganani was also a visiting professor and a research fellow at the University of California at Davis.

JACK HORNSTEIN, 60, has been a director of the Company since July 2005. From 1997 until 2004, Mr. Hornstein worked for Bombardier Aerospace Inc., as a Stress Section Chief, supervising a group of stress engineers responsible for all aspects of the structural strength of the Dash 8 aircraft and the preparation of strength certification reports for the Bombardier RJ900 fuselage. Since 2004, Mr. Hornstein's title has been Senior Engineering Specialist, mainly providing consulting in aircraft structure stress and design. Mr. Hornstein received a BSc in aeronautical sciences from the Technion in 1972.

DAVID COHEN, 46, has been a director of the Company since February 2006. Prior to that, Mr. Cohen, since 2005, is the owner of Global Insight Ltd, an Israeli company focused on business solutions, mainly for companies that seek to expand to international activities. Between 2000 and 2004, Mr. Cohen worked for Elite International B.V. as an AFH director. Between 1997 and 2000, Mr. Cohen worked for Elite Industries, Israel as Human Resource Director. Between 1994 and 1996, Mr. Cohen worked as a senior consultant to the Israeli Ministry of Internal Security. Between 1991 and 1994, Mr. Cohen worked as VP for Business Development in Klein Chemicals and Trade. Between 1983 and 1991, Mr. Cohen served worked for the Israeli Security Agency. Mr. Cohen received his MBA in Business administration from Bar Ilan University in 1994 and his BSc in Life Science from Bar Ilan University in 1991.

Non-Director Significant Officers

DR. FREDY ORNATH, 58, has been the Chief Scientist of the Subsidiary since February 2006. Dr. Ornath has focused his career in the fields of welding and materials engineering, failure analysis and inspection. From 1986 until recently, Dr. Ornath has headed Material Systems Limited, a consulting firm whose clients including many of the largest metalworking and construction companies in Israel. During that time, he has served on several industry bodies and headed development projects. Between 1981 and 1986, he was with Urdan Industries as Chief Metallurgist and Deputy Director of R&D, specializing in ballistics. Between 1974 and 1981, he served in the Israel Defense Force, becoming Chief Welding Engineer at a military plant responsible for production of the Merkavah Battle Tank. Dr. Ornath obtained his Engineering degree at the Technion. He later received his MSc. degree and PhD in Material Sciences from the Technion. He has also served as a faculty member at the Technion.

DAVID BEN-YAIR, 36, has been Chief Financial Officer of the Company and the Subsidiary since November 2005. Prior to that, Mr. Ben-Yair was a controller for Talia, a medical devices development and production company located in Lod, Israel from October 2004 to November 2005. Between January 2004 and September 2004, Mr. Ben-Yair was an entrepreneur, developing a high-end wine trading business in Israel. Between February 2002 and December 2003, Mr. Ben-Yair was a Group Controller at Robo Group, an international company traded both at the TASE (Tel-Aviv Stock Exchange) and on NASDAQ (under the symbol ROBO). Prior to that, between November 2000 and February 2002, he served as the CFO at MADACOM, a telecommunication company. Mr. Ben Yair is a Certified Public Accountant (Israel) and a member of the Israeli Institute of Certified Public Accountants since 2000. He completed his Bachelor degree in Economy and Accounting at Ben-Gurion University in Be'er-Sheba, Israel at 1998. He joined the office of Briteman-Almagor, the Israeli branch of Deloitte & Touche as an intern for two years and served as a senior accountant during the third year. In 2002 he completed his Master degree in Law (L.L.M.) at Bar-Ilan University in Israel. Mr. Ben-Yair served for 3 years in the Israeli Navy on board a missile craft.

GIL PERLBERG, 47, has been Vice President of Product Management and Engineering of the Subsidiary since December 2005. Mr. Perlberg has over 18 years of experience in high tech equipment and process development and marketing. Prior to joining the Subsidiary, from 2004 to 2005, Mr. Perlberg worked for Shellcase Ltd., as Vice President of Engineering and R&D and later on as Vice President of IP. Prior to that, from 1990 to 2003, Mr. Perlberg worked at Kulicke and Soffa (NASDAQ: KLIC) for over 12 years in various engineering, R&D and marketing management positions. His last position at Kulicke and Soffa was Director of Product Development and R&D at Micro-Swiss, Israel. In 1999 to 2000, he worked at ASC-Tech80 (NASDAQ: ACSEF) as Vice President of Sales and Marketing. Mr. Perlberg holds a MBA from New York University, MSc. degrees in Electrical and Mechanical Engineering from Drexel University in Philadelphia, PA. and a B.Sc. in Mechanical Engineering from the Technion. During his military service, he reached the rank of major, in the IDF armored corps.

Family relationships

Jack Hornstein is the brother of Dr. Fredy Ornath.

CORPORATE GOVERNANCE

Director Independence; Meetings and Audit Committee

The Company’s sole independent director under the definition of NASDAQ Rule 4200(a)(15) is David Cohen. During 2006, the Board of Directors held 18 telephonic board meetings and affirmed the actions taken at such telephonic board meetings by executing unanimous written consents. All of the directors attended at least 75% of the meetings of the Board of Directors during fiscal year 2006. The Board of Directors encourages all of its members to attend the annual meeting of stockholders. In 2006, the Company did not have an annual meeting of stockholders.

Audit Committee

The Board of Directors has recently established a separately designated audit committee, the members of which are Dr. Ehud Ganani and David Cohen. Mr. David Cohen meets the independence requirements of rule 10A-3(b)1 of the Exchange Act of 1934. The audit committee does not have a charter. The Board of Directors has determined that the Company does not have an audit committee financial expert on its audit committee. The Board of Directors does not believe that, at this point, being a small start-up business with no revenues, there is a need for an audit committee financial expert. Prior to 2007, the audit committee consisted of all members of the Board of Directors.

Audit Committee Report

For fiscal year 2006, the audit committee (then the full Board of Directors) reviewed and discussed with management of the Company and with Kesselman & Kesselman Pricewaterhouse Coopers, the independent auditors of the Company, the audited financial statements of the Company as of December 31, 2005 and 2006, and for each of the two years then ended, respectively (the “Audited Financial Statements”). In addition, the audit committee discussed with Kesselman & Kesselman Pricewaterhouse Coopers the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

The audit committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with them their independence from the Company. The audit committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the audit committee has recommended to the Board of Directors that inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

Audit Committee

David Cohen
Dr. Ehud Ganani
Jack Hornstein

Compensation Committee

The Board of Directors does not have a separately designated compensation committee. The Company does not believe that, at this point, being a small start-up business with no revenues, there is justification for the separate designation of a compensation committee. The full Board of Directors participates in the process of determining compensation for executive officers and directors. The compensation of executive officers is determined by negotiation between the respective executive officer and the Board of Directors. The Board of Directors does not delegate authority to determine compensation of executive officers and does not use the services of compensation consultants to determine compensation of executive officers. The compensation of Dr. Ganani, who is an executive officer and a director, was determined by negotiation with the other members of the Board of Directors.

Nominating Committee

The Board of Directors does not have a separately designated nominating committee. The Company does not believe that, at this point, being a small start-up business with no revenues, there is justification for the separate designation of a nominating committee. The full Board of Directors participates in the director nomination process. The Board of Directors has not established a nomination policy, because, since the Company is a small start-up business with no revenues, the Company believes that there is no justification for a nomination policy. The Board of Directors does not currently have established procedures by which stockholders of the Company may recommend a candidate for consideration as a nominee for the Board of Directors. The Board of Directors is in the process of establishing such procedures. Until such procedures are established, the Board of Directors is not considering the recommendations of nominees by stockholders of the Company.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Secretary, TraceGuard Technologies, Inc., 330 Madison Avenue, 9th Floor, New York, New York 10017. Upon receipt of any such communications, the Secretary will determine the identity of the intended recipient and whether the communication is an appropriate stockholder communication. The Secretary will send all appropriate stockholder communications to the intended recipient. An “appropriate stockholder communications” is a communication from a person claiming to be a stockholder in the communication, and the subject of which relates solely to the sender’s interest as a stockholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Secretary will send appropriate stockholder communications to the Chairman of the Board of Directors. In the case of communications addressed to the audit committee, the Secretary will send appropriate stockholder communications to the audit committee.

The Board of Directors encourages all of its members to attend the Company’s annual meeting of stockholders so that each director may listen to any concerns that stockholders may have that are raised at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the ownership of shares of the Company’s Common Stock, as of September 6, 2007, with respect to (a) holders known to the Company to beneficially own more than five percent of the outstanding Common Stock of the Company, (b) each director, (c) the executive officers named in the Summary Compensation Table under the caption “Executive Compensation” and (d) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

	Name and Address	Amount and Nature of		Percent of
Title of Class	Beneficial Owner(1)	Beneficial Ownership		Class(2)

Common Stock	Dr. Fredy Ornath	11,169,990	(3)	28.9%

Common Stock	Dr. Ehud Ganani	702,500	(4)	1.81%

Common Stock	David Ben-Yair	176,380	(5)	0.46%

Common Stock	David Cohen	126,000	(6)	0.33%

Common Stock	Gil Perlberg	176,380	(7)	0.46%

Common Stock	Jack Hornstein	120,000		0.31%

	All directors and executive officers as a group (6 persons)	12,471,250		31.22%

(1)   Except as otherwise indicated, the address of each individual listed is c/o TraceGuard Technologies, Inc., 330 Madison Avenue, 9th Floor, New York, New York 10017.
(2)   Applicable percentage ownership is based on 38,108,543 shares of common stock outstanding as of September 6, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of September 6, 2007 (or as of November 5, 2007) for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 6, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)   Includes 540,000 shares subject to currently exercisable stock options.
(4)   Consists of restricted stock units issued pursuant to the Company’s 2006 Global Stock Incentive Plan and vested as of November 5, 2007 and 290,000 shares subject to currently exercisable stock options.
(5)   Consists of restricted stock units issued pursuant to the Company’s 2006 Global Stock Incentive Plan and vested as of November 5, 2007.
(6)   Includes 90,000 shares subject to currently exercisable stock options and 36,000 shares subject to currently exercisable warrants.
(7)   Consists of restricted stock units issued pursuant to the Company’s 2006 Global Stock Incentive Plan and vested as of November 5, 2007.
(8)   Consists of 120,000 shares subject to currently exercisable stock options.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)

Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	1,223,000 (1)	-	1,077,000
	1,799,000 (2)	$0.7	-
	5,200,000 (3)	$1.3	-
	42,937	-	(4)
Total	8,264,937	-	1,077,000

(1)	See Note 11(a) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(2)	See Note 11(b) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(3)	See Note (2) above.

(4)
The Company entered into several agreements with consultants and finders outside the U.S. The Company is contractually committed to issue certain numbers of shares based on a percentage of the amounts invested as a result of introductions by such persons. Additional shares may be issued in the future in connection with additional investments made as a result of introductions by such persons.

Certain Relationships and Related Transactions

The Subsidiary has entered into a License Agreement with TraceTrack Technologies Ltd., a company which is 100% owned by M.S. Materials Ltd. (“M.S.”), a company in which Dr. Fredy Ornath owns a 99.8% interest, pursuant to which the Subsidiary was granted an exclusive, perpetual, world-wide license to certain technologies in exchange for the payment of royalty fees.

The Company has entered into a Consulting Agreement with M.S., pursuant to which Dr. Ornath will provide the Company with consulting services. Under the consulting agreement, the Company pays a monthly consulting fee of $12,000 to M.S. In addition, the Company granted M.S. options to purchase shares of Common Stock as follows:

(i) Options to purchase of 1,080,000 shares at an exercise price of $0.70, vesting over a three year period commencing February 15, 2006.

(ii) M.S. shall receive additional options for the purchase of 1,200,000 shares of common stock at an exercise price of $1.00 upon the receipt of an approval of the Israeli Security Agency or the U.S. Transportation Security Administration of one of our products.

(iii) M.S. shall receive additional options for the purchase of 1,200,000 shares of common stock at an exercise price of $1.50 upon our receipt of a purchase order for equipment in an aggregate amount of $1,000,000 during one calendar year or entering into a strategic agreement.

M.S. shall receive additional options for the purchase of 1,500,000 shares of common stock at an exercise price of $1.75 upon our achievement of gross profits of $2,000,000 according to our audited financial statements.

On May 29, 2007, Dr. Fredy Ornath granted to the Company a stock option (the “Ornath Option”), pursuant to which the Company may purchase 1,450,000 shares of the Company’s common stock owned by Dr. Ornath. Dr. Ornath is the beneficial owner of approximately 31% of the outstanding shares of the Company. The Company’s subsidiary licenses its core technology from TraceTrack Technologies Ltd., a company owned by Dr. Ornath. In addition, the Company’s subsidiary has a consulting agreement with M.S. Materials Ltd., a company owned by Dr. Ornath.

Pursuant to the Ornath Option, the Company has the option to purchase 1,450,000 shares of the Company’s common stock from Dr. Ornath, at an exercise price of $0.35 per share. The Ornath Option has a term of seven years, may only be exercised to the extent that certain stock option agreement (described below) between the Company and Dr. Ehud Ganani is exercised by Dr. Ganani. The Ornath Option vests as follows: 290,000 shares on September 1, 2007; 300,000 shares on April 1, 2008; 135,000 shares on July 1, 2008 and 725,000 shares on April 1, 2009.

On May 29, 2007, the Company issued Dr. Ehud Ganani, its Chief Executive Officer and a director of the Company, a stock option (the “Ganani Option”) to purchase 1,450,000 shares of the Company’s common stock, at an exercise price of $0.35 per share. The Ganani Option has a term of seven years, may only be exercised to the extent that the Company has sufficient surplus under state law to exercise the Ornath Option and vests as follows: 290,000 shares on September 1, 2007; 300,000 shares on April 1, 2008; 135,000 shares on July 1, 2008 and 725,000 shares on April 1, 2009. In addition, the Ganani Option terminates upon the cessation of Dr. Ganani’s employment with the Company or its subsidiary under certain specified conditions.

On July 15, 2007, the Subsidiary entered into an amendment (the “Amendment”) to an employment agreement with Mr. David Ben-Yair, its Chief Financial Officer. Under the terms of the Amendment, in lieu of the performance criteria previously set forth in his employment agreement, Mr. Ben-Yair shall be entitled to an annual cash bonus equal up to 90,000 New Israeli Shekels (approximately $22,500), as determined by the Subsidiary’s CEO in his sole discretion. In addition, pursuant to the Amendment, Mr. Ben-Yair was granted an additional 180,000 restricted stock units (“RSUs”) which shall be subject to the Company’s 2006 Global Stock Incentive Plan. The RSUs are subject to the following vesting conditions: all of the shares vest on June 1, 2008, provided that in the event Mr. Ben-Yair’s employment with the Subsidiary is terminated for any reason other than for Cause (as defined in his employment agreement), then Mr. Ben-Yair shall be entitled to a pro-rata portion of such shares from the period beginning June 1, 2007.

The Company believes that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. The Company’s policy requires that all related parties recuse themselves from negotiating and voting on behalf of the Company in connection with a related party transactions.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the “Named Executive Officers”) for our fiscal year ended 2006.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary (1)	Bonus (1)	Stock Awards (2)	Option Awards (3)		All Other Compensations(1)	Total
		($)	($)	($)	($)		($)	($)
(a)	(b)	(c)	(d)	(e)	(f)		(i)	(j)
Dr. Ehud Ganani - Chairman & CEO of Company and CEO of Subsidiary	2006	179,412	30,000	325,417	0		26,098(4)	560,927
David Ben - Yair – CFO of Company and Subsidiary	2006	83,729	0	80,467	0		35,343(4)	199,540
Gil Perlberg- VP Engineering of Subsidiary	2006	105,488	0	80,467	0		43,269(4)	229,224
Dr. Fredy Ornath - Chief Scientist of Subsidiary	2006	172,229	0	0	290,081	(5)	0	383,825
Meir Zucker – CEO of Company until February 2006	2006	38,418	0	0	413,207		28,504(6)	480,129

Footnotes to Summary Compensation Table

(1)
All cash compensation was paid in New Israeli Shekels. Our currency translation policy is discussed in Note 2(d) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(2)	Our RSU evaluation is discussed in Note 11(a) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(3)
Our option evaluation is discussed in Note 11(b) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006. Our evaluation of options for Dr. Fredy Ornath is also discussed in Note 8(b) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(4)	Includes:

a.
Social Benefits paid by the Company to the employees' retirement plans, severance funds, loss of work capability insurance, and educational-fund, all as customary in Israel. In 2007 the Company paid an aggregate total of approximately $56,000 as social benefits for the named three officers.

b.
The Company leases cars for the use of its employees for business, which the employees may use for personal purposes. Cost recognized as compensation includes: lease payments, maintenance, petrol, insurance fees (if applicable) and other related expenses. In 2007 the Company paid an aggregate total of approximately $49,000 in such car related expenses of the named 3 officers.

(5)	The value of Dr. Ornath’s options award was calculated in accordance with EITF 96-18, because Dr. Ornath does not fall within the definition of Employee under FAS 123(R).

(6)	Represents severance payments paid to Meir Zucker upon his resignation.

Narrative Disclosure to Summary Compensation Table:

Dr. Ehud Ganani: The Subsidiary has a two-year employment agreement with Dr. Ganani, which began in February 2006, pursuant to which Dr. Ganani serves as the Chief Executive Officer of the Subsidiary. Pursuant to his employment agreement, Dr. Ganani receives a monthly salary of $15,000 and is eligible for an annual cash bonus of up to $60,000 based on certain performance criteria. In 2006, Dr. Ganani was granted 550,000 RSU under the Company’s 2006 Global Stock Incentive Compensation Plan, which can be settled in Common Stock only and vest as follows: 1/3 on July 1, 2006, and the rest in equal installments on a quarterly basis commencing on October 1, 2006. In addition, pursuant to his employment agreement, Dr. Ganani may earn stock options to purchase up to 1,300,000 shares of the Common Stock upon the achievement of certain milestones. Such options would be exercisable at an exercise price of $0.70 per share.

Dr. Fredy Ornath: The Subsidiary is a party to a 3 year consulting agreement with M.S. which began in February 2006. Under the consulting agreement, M.S. provides the services of Dr. Ornath, who acts as the Chief Scientist of the Subsidiary. Under the consulting agreement, the Company pays a monthly consulting fee of $12,000 to M.S. In addition, we granted M.S. options to purchase shares of Common Stock as follows:

1)	Options to purchase 1,080,000 shares of Common Stock at an exercise price of $0.70, vesting over a three year period commencing February 15, 2006.

2)
Options to purchase 1,200,000 shares of Common Stock at an exercise price of $1.00 upon the receipt of an approval of the Israeli Security Agency or the US Transportation Security Administration of one of our products.

3)
Options to purchase 1,200,000 shares of Common Stock at an exercise price of $1.50 upon our receipt of a purchase order for equipment in an aggregate amount of $1,000,000 during one calendar year or entering into a strategic agreement.

4)	Options to purchase 1,500,000 shares of Common Stock at an exercise price of $1.75 upon our achievement of gross profits of $2,000,000 according to our audited financial statements.

David Ben-Yair: The Subsidiary has an employment agreement with Mr. Ben-Yair, which was signed in June 2006. Pursuant to this employment agreement, he serves as the Subsidiary’s Chief Financial Officer, until the termination of the agreement, in accordance with its terms, or the death or disability of Mr. Ben-Yair. Pursuant to his employment agreement, Mr. Ben-Yair receives a monthly salary of 30,000NIS (approximately $7,100) and is eligible for an annual cash bonus of up to 90,000NIS (approximately $ 21,300) based on certain performance objectives. In 2006, Mr. Ben-Yair was granted 170,000 restricted stock units under our 2006 Global Stock Incentive Compensation Plan, which can be settled in Common Stock only and vest as follows: 1/3 on November 10, 2006, and the rest in equal installments on a quarterly basis commencing on February 10, 2007.

Gil Perlberg: The Subsidiary has an employment agreement with Gil Perlberg, which was signed in July 2006, pursuant to which Mr. Perlberg serves as the Vice President Product Management & Engineering of the Subsidiary, until the termination of the agreement, in accordance with its terms, or the death or disability of Mr. Perlberg. Pursuant to his employment agreement, Mr. Perlberg receives a monthly salary of 40,000NIS (approximately $9,500) and is eligible for an annual cash bonus of up to 120,000NIS (approximately $28,500) based on achieving certain performance objectives. In 2006, Mr. Perlberg was granted 170,000 restricted stock units under our 2006 Global Stock Incentive Compensation Plan, which can be settled in Common Stock only and vest as follows: 1/3 on December 1, 2006, and the rest in equal installments on a quarterly basis commencing on March 1, 2007.

Outstanding Equity Awards as of Fiscal Year End

	Option Award					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of securities underlying Unexercised, Unearned Options	Option Exercise Price	Options Expiration Date	Number of Shares or Unit of Stock that have not Vested(6)	Market Value of Shares or Unit of Stock that have not Vested(7)
	(#)	(#)	(#)	($)		(#)	($)
Dr Ehud Ganani - Chairman & CEO of Company and Subsidiary (1)	-	-	200,000	0.70	-	-	-
	-	-	200,000	0.70	-	-	-
	-	-	500,000	0.70	-	-	-
	-	-	400,000	0.70	-	-	-
	-	-	-			320,833	154,000
Meir Zucker - CEO of Company until February 2006 (2)	359,000	-	-	0.70	08/08/06	-	-
Fredy Ornath - Chief Scientist of Subsidiary (3)	90,000	-	-	0.70	05/15/11	-	-
	90,000	-	-	0.70	08/15/11	-	-
	90,000	-	-	0.70	11/15/11	-	-
	-	90,000	-	0.70	02/15/12	-	-
	-	90,000	-	0.70	05/15/12	-	-
	-	90,000	-	0.70	08/15/12	-	-
	-	90,000	-	0.70	11/15/12	-	-
	-	90,000	-	0.70	02/15/13	-	-
	-	90,000	-	0.70	05/15/13	-	-
	-	90,000	-	0.70	08/15/13	-	-
	-	90,000	-	0.70	11/15/13	-	-
	-	90,000	-	0.70	02/15/14	-	-
	-	-	1,200,000	1.00	-	-	-
	-	-	1,200,000	1.50	-	-	-
	-	-	1,500,000	1.75	-	-	-
David Ben - Yair – CFO of Company and Subsidiary (4)	-	-	-	-	-	113,333	54,400
Gil Perlberg- VP Engineering of Subsidiary (5)	-	-	-	-	-	113,333	54,400
Footnotes to Outstanding Equity Awards

(1)	Dr. Ehud Ganani:

a.
On July 6, 2006, the Company granted Dr. Ganani 550,000 restricted stock units (“RSUs”) in accordance to the Company's 2006 Global Stock Incentive Plan. As of December 31, 2006, a total of 229,167 RSUs have vested. The remaining RSUs vest in equal installments of 45,833 RSUs on a quarterly basis commencing on January 1, 2007.

b.
On July 6, 2006, the Company granted Dr. Ganani the right to earn options to purchase up to 1,300,000 shares of Common Stock. These options are earned and are fully vested upon the achievement of certain milestones, and expire 3 years after they are earned. As none of these milestones have been met, no expiration date can be determined.

c.
Regarding the performance based options and RSUs granted to Dr Ganani, see also Note 9 to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(2)
On August 13, 2006, the Company granted Mr. Zucker, in consideration for his services as Chief Executive Officer of the Company until February 2006, options to purchase 359,000 shares of its Common Stock. These options are fully vested. Regarding the options granted to Mr. Zucker, in consideration of services provided, see also Note 11(b) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(3)	Dr. Fredy Ornath:

a.
On July 6, 2006, Dr. Ornath was awarded with options to purchase 1,080,000 shares of Common Stock. These options vest, in equal portions, on a quarterly basis as of February 15, 2006. As of December 31, 2006 options to purchase 270,000 shares were vested. The remaining options will continue to vest until February 15, 2009.

b.
On July 6, 2006, Dr. Ornath was also awarded the right to earn options to purchase up to 3,900,000 shares of Common Stock. These options are earned and are fully vested upon the achievement of certain milestones, and expire 3 years after they are earned. As none of these milestones have been met, no expiration date can be determined.

(4)
On July 6, 2006, the Company granted David-Ben Yair 170,000 RSUs in accordance to the Company's 2006 Global Stock Incentive Plan. As of December 31, 2006, a total of 56,667 RSUs have vested. The remaining RSUs vest in equal installments of 14,167 RSUs on a quarterly basis commencing on February 10, 2007.

(5)
On July 6, 2006, the Company granted Gil Perlberg 170,000 RSUs in accordance to the Company's 2006 Global Stock Incentive Plan. As of December 31, 2006, a total of 56,667 RSUs have vested. The remaining RSUs vest in equal installments of 14,167 RSUs on a quarterly basis commencing on March 1, 2007.

(6)
All awards in this column were granted pursuant to the Company's 2006 Global Stock Incentive Compensation Plan. Note 11(a) to our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

(7)	Value of awards was calculated base on the closing price for the Company's share as of the final day of trading in 2006 ($0.48).

Compensation of Directors

The following table sets forth all compensation paid to the Company’s directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Total
	($)	($)
(a)	(b)	(h)
Jack Hornstein	5000	5000

The Company has no standard arrangements for director compensation. Our directors receive compensation for their services and reimbursement for their expenses as determined from time to time by the Board of Directors. On May 31, 2007, the Company issued 180,000 options to purchase Common Stock at an exercise price of $0.70 to Jack Hornstein and David Cohen as compensation for services as directors of the Company. These options partially vest on the grant date and thereafter vest in equal installments on a quarterly basis commencing September 1, 2007 and August 15, 2007, respectively.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more then 10 percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the Commission and the Company is required to disclose any failure to file reports by such dates. Each of Messrs. Ganani and Ben-Yair failed to timely file a Form 3 in 2006, which forms have since been filed. Dr. Ornath failed to timely file a Form 4 with respect to an option grant in 2006, but Dr. Ornath’s ownership of these options was subsequently reported on a later Form 4.

Code of Ethics

The Company’s Board of Directors adopted a Code of Ethics which applies to all of the Company’s Directors, executive officers and employees. The Code of Ethics is available to any person without charge upon written request to TraceGuard Technologies, Inc., 330 Madison Avenue, 9th Floor, New York, New York 10017.

Required Vote

Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Meeting, but will not be counted towards the election of any person as a director. Brokers who hold shares of common stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting. In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY.

Proposal 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors believes that it is desirable to request the stockholders of the Company to ratify the audit committee’s appointment of Kesselman & Kesselman Pricewaterhouse Coopers as the Company’s independent auditors for the fiscal year ended December 31, 2007. Ratification of the appointment is not required by law, and the Company is not required to take any action if the stockholders fail to ratify the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as the Company’s independent auditors.

Independent Public Accountants

The firm of Kesselman & Kesselman Pricewaterhouse Coopers has served as the independent auditors of the Company since 2005. The audit committee of the Board of Directors has appointed Kesselman & Kesselman Pricewaterhouse Coopers to continue as the independent auditors of the Company for the fiscal year ending December 31, 2007.

A representative of Kesselman & Kesselman Pricewaterhouse Coopers is not expected to be present at the Meeting.

Audit Fees

Audit fees billed to the Company by Kesselman & Kesselman Pricewaterhouse Coopers for its audit of the Company’s annual financial statements and for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission for 2006 and 2005 totaled $47,200 and $20,300, respectively.

Audit Related Fees

Audit related fees billed to the Company by Kesselman & Kesselman Pricewaterhouse Coopers during 2006 and 2005 totaled $51,700 and $0, respectively.

Tax Fees

Tax fees billed to the Company by Kesselman & Kesselman Pricewaterhouse Coopers during 2006 and 2005 were $15,300 and $0, respectively. Such fees involved tax compliance, tax advice and tax compliance services.

All Other Fees

There were no other fees billed to the Company by Kesselman & Kesselman Pricewaterhouse Coopers during 2006 and 2005.

Audit Committee Pre-Approval Policies

The Board of Directors has only recently established a separately designated audit committee and adopted a policy requiring the pre-approval of the audit committee of audit and non-audit services provided by the Company’s independent auditors. Prior to the establishment of the audit committee, the Board of Directors acted as the audit committee of the Company. The fees listed under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees” were pre-approved by the Board of Directors acting as the audit committee.

Required Vote

The affirmative vote of a majority of the votes represented at the Meeting and entitled to vote on this proposal will be required to ratify the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as auditors of the Company for the fiscal year ending December 31, 2007. Abstentions will be counted as “entitled to vote” on this proposal, yet not voted in favor, so they will have the effect of “against” votes. Broker non-votes, if any, will not be counted as votes “entitled to vote” with respect to this matter. Unless otherwise directed, persons named in the Proxy intend to cast all properly executed Proxies received by the time of the Meeting FOR the ratification of the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as the Company’s independent auditors for the fiscal year ending December 31, 2007. Brokers who hold shares of Common Stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owners by the tenth day before the Meeting, provided that this proxy statement is transmitted to the beneficial owners at least 15 days before the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT
OF KESSELMAN & KESSELMAN PRICEWATERHOUSE
COOPERS AS THE COMPANY’S INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

MISCELLANEOUS

Stockholder Proposals

Under SEC regulations, stockholder proposals intended to be presented at the Company’s annual meeting of stockholders to be held in 2008 and to be included in the Company’s proxy statement relating to that meeting must be received by the Company no later than May 31, 2008. All proposals should be addressed to Secretary, TraceGuard Technologies, Inc., 330 Madison Avenue, 9th Floor, New York, New York 10017. Under SEC regulations, notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not to be included in the Company’s proxy statement and form of proxy), will be considered untimely, and thus the Company’s proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after August 14, 2008.

Other Matters

The Board of Directors is unaware of other business to be brought before the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the accompanying Proxy will vote Proxies as in their discretion they may deem appropriate, unless they are directed in a Proxy to do otherwise.

Proxies

All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

Annual Report on Form 10-KSB to Stockholders

The Company’s 2006 Annual Report to Stockholders on Form 10-KSB (without exhibits) has been mailed to stockholders simultaneously with the mailing of this proxy statement. The exhibits to the Company’s 2006 Annual Report to Stockholders on Form 10-KSB will be provided without charge to stockholders of the Company upon written request to TraceGuard Technologies, Inc., 330 Madison Avenue, 9th Floor, New York, NY 10017, Attention: Secretary. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

By Order of the Board of Directors,

DAVID BEN-YAIR
September 28, 2007	Secretary

PROXY	PROXY

TRACEGUARD TECHNOLOGIES, INC.

(Solicited on behalf of the Board of Directors)

The undersigned holder of common stock, par value $.001 (the “Common Stock”) of TRACEGUARD TECHNOLOGIES, INC. (the “Company”), revoking all proxies heretofore given, hereby constitutes and appoints Dr. Ehud Ganani and David Ben-Yair and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of Common Stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company (the “Meeting”), to be held at the offices of Moses & Singer LLP, 12th Floor, 405 Lexington Avenue., New York, NY 10174 on Friday, November 2, 2007 at 10:00 a.m. Eastern Time, and at any adjournments or postponements thereof.

You are urged, as promptly as possible, to mark, date and sign the enclosed proxy card and to fax the completed proxy card to (775) 322-5623 or to e-mail the completed proxy card in a “.pdf” data file to mary@natco.org, in each case followed by the mailing (with appropriate postage affixed) of the originally completed proxy card in the enclosed envelope addressed to the Company’s transfer agent.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the Meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors, and FOR the ratification of the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as the Company’s independent auditors for the fiscal year ending December 31, 2007.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

PROXY	Please mark your votes like this	☒

The Board of Directors recommends a vote FOR the following proposal:
	FOR	WITHHOLD AUTHORITY		FOR	AGAINST	ABSTAIN
1. The Board of Directors recommends a vote FOR all listed nominees	☐	☐	2. To ratify the appointment of Kesselman & Kesselman Pricewaterhouse Coopers as independent auditors of the Company for the fiscal year ending December 31, 2007	☐	☐	☐
	all nominees listed (except as marked to the contrary*)	to vote for all listed nominees

*(Instruction: To withhold authority to vote for any individual nominee, circle that nominee’s name in the list provided below.)

NOMINEES:
1. Dr. Ehud Ganani 2. Jack Hornstein 3. David Cohen
The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, FOR Proposal 2, and in accordance with the discretion of the persons appointed as Proxies on such other matters as may properly come before the Meeting. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons appointed as Proxies shall have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors.

Signature ___________________ Signature ___________________

(Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title. )
PLEASE MARK, DATE AND SIGN ABOVE AND RETURN PROMPTLY
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Date __________________________, 2007